Exhibit 3.20

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/03/1999 991082406 – 3011772

CERTIFICATE OF INCORPORATION

OF

QUANTA XI ACQUISITION, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST. The name of the corporation (hereinafter called the “corporation”) is

Quanta XI Acquisition, Inc.

SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, 19901, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is Capitol Services, Inc.

THIRD: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000). The par value of each such shares is $0.01. All such shares are of one class and are shares of Common Stock.

FIFTH: The corporation is to have perpetual existence.

SIXTH: The name and the mailing address of the incorporator are as follows:

Sue Alexander

c/o Quanta Services Management Partnership, L.P.

1360 Post Oak Blvd., Suite 2100

Houston, Texas 77056-3203

SEVENTH: The name and address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders or until his or her successor is elected and qualified is:

Brad Eastman

c/o Quanta Services Management Partnership, L.P.

1360 Post Oak Blvd., Suite 2100

Houston, Texas 77056-3203

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-laws of the corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-law or in a By-law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ELEVENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all officers, directors or other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TWELFTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the matter and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TWELFTH.

THIRTEENTH: This certificate of incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

Signed on March 3, 1999.

/s/ Sue Alexander
Sue Alexander, Incorporator

CERTIFICATE OF MERGER

Providing for the Merger of

GEM ENGINEERING CO., INC.

with and into

QUANTA XI ACQUISITION, INC.

(Pursuant to Section 252 of the General Corporation Law of Delaware)

Quanta XI Acquisition, Inc., a Delaware corporation, does hereby certify that:

FIRST: GEM Engineering Co., Inc., a Texas corporation (“GEM”), and Quanta XI Acquisition, Inc., a Delaware corporation (“Acquisition”), are constituent corporations to the merger of GEM with and into Acquisition (the “Merger”).

SECOND: An Acquisition Agreement and Plan of Reorganization made as of May 28, 1999 (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: Acquisition shall be the surviving corporation of the Merger (in such capacity, the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of Acquisition shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation, except that Article First of such Certificate of Incorporation is hereby amended to change the name of Acquisition to “GEM Engineering Co., Inc.”

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of GEM or stockholder of Acquisition.

SEVENTH: The authorized capital stock of GEM consists of 100,000 shares of common stock, par value $1 per share.

[Signature on next page.]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/28/1999 991216151 – 3011772

IN WITNESS WHEREOF, the Surviving Corporation has executed this Certificate of Merger this 28th day of May, 1999.

QUANTA XI ACQUISITION, INC.

By:	/s/ Brad Eastman
Brad Eastman, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GEM ENGINEERING CO., INC.

Pursuant to Section 242 of the General Corporation Code of the State of Delaware, GEM Engineering Co., Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring its advisability and directing that this amendment be submitted for consideration by its sole stockholder. The resolution is as follows:

RESOLVED, that the Certificate of Incorporation be amended by the deletion of the text of Article I in its entirety and substitution by the text of Article I in its entirety which shall read as follows:

“FIRST: The name of the corporation is Global Enercom Management, Inc.”

SECOND: That thereafter, the sole stockholder of the Corporation, by written consent pursuant to Section 228(a) of the Delaware General Corporation Law, duly adopted the foregoing amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as its act and deed Joyce Kao Soliman, its Vice President, to be effective as of the 23rd day of August, 2002.

GEM ENGINEERING CO., INC.

By:	/s/ Joyce Kao Soliman
Joyce Kao Soliman
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 08/23/2002 020535357 – 3011772